FIRST AMENDMENT TO
STOCK PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT (the “First Amendment”) is made and entered into this 25th day of March, 2009 (the “Effective Date”), by and between Water Science, LLC, a Delaware limited liability company (“Water Science”) and EAU Technologies, Inc., a Delaware corporation (the “Corporation”).

WITNESETH:

WHEREAS, the Corporation and Water Science, and Water Science executed and delivered that certain Stock Purchase Agreement, dated October 6, 2008 (the “Stock Purchase Agreement”), pursuant to which Water Science agreed to purchase from the Corporation, and Corporation agreed to sell to Water Science, a total of 2,500,000 shares of the Common Stock of the Corporation at a purchase price of $1.00; and

WHEREAS, the Corporation and Water Science desire to amend the Stock Purchase Agreement to modify the payment schedule to the payment of the Purchased Shares.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Amendment.  Section 2 of the Stock Purchase Agreement is hereby amended by changing the payment dates for the Purchased Shares for the payments due on February 16, 2009, March 16, 2009 and April 15, 2009 as follows:

Payment Date	Purchase Price	Purchased Shares
April 15th, 2009	$250,000	250,000 shares
May 15th, 2009	$250,000	250,000 shares
June 15th, 2009	$250,000	250,000 shares
July 15th, 2009	$200,000	200,000 shares

2.           Miscellaneous.

(a)           All capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Stock Purchase Agreement.

(b)           Except as expressly set forth in this First Amendment, the Stock Purchase Agreement shall remain unchanged and unmodified and in full force and effect.

(c)           This First Amendment may be executed in multiple counterparts, all of which shall together be considered one and the same agreement.

[Signatures begin on following page.]

IN WITNESS WHEREOF, the parties have executed and delivered this Stock Purchase Agreement on the date first written above.

CORPORATION:

EAU TECHNOLOGIES, INC.

By:	/s/ Wade R. Bradley
Wade R. Bradley Chief Executive Officer

WATER SCIENCE, LLC:

By:	/s/ Peter F. Ullrich
Peter F. Ullrich, Manager